MUTUAL FUND SERVICES AGREEMENT

                            Transfer Agency Services

                                    between

                            FIRST TRUST SERIES FUND

                                      and

                        HUNTINGTON ASSET SERVICES, INC.

                                OCTOBER 11, 2010

Exhibit A - Portfolio Listing
Exhibit B - General Description of Transfer Agency Services
Exhibit C - Fees and Expenses
Exhibit D - General Description of the HAS AML Program Services

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                         MUTUAL FUND SERVICES AGREEMENT

      AGREEMENT (this "Agreement"), dated as of October 11, 2010, between First Trust Series Fund, a Massachusetts business trust (the "Trust"), and Huntington Asset Services, Inc., a Delaware corporation ("HAS").

                                  WITNESSETH:

      WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Trust wishes to retain HAS to provide certain transfer agent services with respect to the Trust, and HAS is willing to furnish such services;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

      SECTION 1. Appointment. The Trust hereby appoints HAS to provide transfer agent services for the Trust, subject to the supervision of the Board of Trustees of the Trust (the "Board"), for the period and on the terms set forth in this Agreement. HAS accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 6 and Exhibit C to this Agreement. The Trust will initially consist of the portfolios, funds and/or classes of shares (each a "Portfolio"; collectively the "Portfolios") listed on Exhibit A. The Trust shall notify HAS in writing of each new Portfolio established by the Trust. Each new Portfolio shall be subject to the provisions of this Agreement, except to the extent that the provisions (including those relating to the compensation and expenses payable by the Trust and its Portfolios) may be modified with respect to each new Portfolio in writing by the Trust and HAS at the time of the addition of the new Portfolio.

      SECTION 2. Representations and Warranties of HAS. HAS represents and warrants to the Trust that:

      (a) HAS is a corporation duly organized and existing under the laws of the State of Delaware;

      (b) HAS is empowered under applicable laws and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement, and all requisite corporate proceedings have been taken by HAS to authorize HAS to enter into and perform this Agreement;

      (c) HAS has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

      (d) no legal or administrative proceedings have been instituted or threatened against HAS that would impair its ability to perform its duties and obligations under this Agreement; and

      (e) HAS' entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of HAS or any law or regulation applicable to HAS.

      (f) HAS undertakes to comply with all applicable requirements of the federal securities laws, including the Securities Act of 1933, as amended ("1933 Act"), the Securities Exchange Act of 1934, as amended and the 1940 Act, as amended, and any and all rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by HAS hereunder.

      SECTION 3. Representations and Warranties of the Trust. The Trust represents and warrants to HAS that:

      (a) the Trust is a business trust duly organized and existing under the laws of the State of Massachusetts;

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      (b) the Trust is empowered under applicable laws and by its Declaration of
Trust and By-Laws to enter into and perform this Agreement, and the Trust and its Board have taken all requisite proceedings and actions to authorize the Trust to enter into and perform this Agreement;

      (c) the Trust is an investment company properly registered under the 1940 Act; a registration statement under the 1933 Act and the 1940 Act on Form N-lA has been filed and will be effective and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will have been made and will be current during the term of this Agreement;

      (d) no legal or administrative proceedings have been instituted or threatened against the Trust that would impair its ability to perform its duties and obligations under this Agreement; and

      (e) the Trust's entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it.

SECTION 4. Delivery of Documents and Other Materials.

      (a) The Trust will promptly furnish to HAS such copies, properly certified or authenticated, of contracts, documents and other related information that HAS may request or require to properly discharge its duties. Such documents may include, but are not limited to, the following:

            (i) resolutions of the Board authorizing the appointment of HAS to provide certain transfer agency services to the Trust and approving this Agreement;

            (ii) the Trust's Declaration of Trust;

            (iii) the Trust's By-Laws, anti-money laundering policies, and code of ethics;

            (iv) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC");

            (v)  the  Trust's  most  currently  effective registration statement
      including   exhibits,   as   amended,  on  Form  N-1A  (the  "Registration
      Statement") under the 1933 Act and the 1940 Act, as filed with the SEC;

            (vi) copies of the Investment Management Agreement between the Trust and each investment advisor to a Portfolio, the Sub-Advisory Agreement between each investment advisor and each sub-advisor to a Portfolio, if any, each advisor's or sub-advisor's proxy voting procedures, and copies of the advisor's and the Trust's errors and omissions and directors' and officers' insurance policies;

            (vii) opinions of counsel and auditors reports;

            (viii) the Trust's currently effective Prospectus and Statement of Additional Information relating to all Portfolios and all amendments and supplements thereto (such Prospectus and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the "Prospectuses"); and

            (ix) such other agreements as the Trust may enter into from time to time, including securities lending agreements, futures and commodities account agreements, brokerage agreements and options agreements.

         SECTION 5. Services Provided by HAS.

      (a) HAS will provide the following services subject to the direction and supervision of the Trust's Board, and in compliance with the objectives, policies and limitations set forth in the Trust's currently effective Registration Statement, Declaration of Trust and By-Laws; applicable laws and regulations; and all resolutions and policies implemented by the Board, and further subject to HAS' policies and procedures as in effect from time to time:

          (i) Transfer Agency Services, as described on Exhibit B to this Agreement. In connection with such services, HAS is hereby granted such power and authority as may be necessary to establish one or more bank accounts for the Trust with the Trust's custodian bank or banks as approved by the Board and as may be necessary or appropriate from time to time in connection with the services performed by HAS. The Trust shall be deemed to be the customer of such bank or banks for purposes of this Agreement. To the extent that the performance of such service hereunder shall require HAS to disburse amounts from such accounts in payment of dividends, redemption proceeds or for other purposes, the Trust shall provide such bank or banks with all instructions and authorizations necessary, if any, for HAS to effect such disbursements.

          (ii) HAS AML Program Services, as described on Exhibit D to this Agreement. HAS formulates, maintains and uniformly administers policies and procedures (as amended from time to time, the "HAS AML Program") that are reasonably designed to ensure compliance with the USA PATRIOT Act of 2002, the Bank Secrecy Act of 1970, the Customer Identification Program rules jointly adopted by the SEC and U.S. Treasury Department, and other applicable regulations adopted thereunder (collectively, the "Applicable AML Laws"). HAS has provided the Trust with a copy of the HAS AML Program documents, and will provide the Trust with all amendments thereto. The Trust hereby delegates to HAS its obligation to identify and verify its customers and its obligations to perform those anti-money laundering and other services set forth in Exhibit D to this Agreement, in each case with regard to those shareholder accounts maintained by HAS pursuant to this Agreement. HAS accepts the foregoing delegation and agrees to perform the duties set forth on Exhibit D in accordance with the HAS AML Program. The Trust acknowledges and agrees that, notwithstanding such delegation, the Trust maintains full responsibility for ensuring its compliance with Applicable AML Laws and, therefore, must monitor the operation and effectiveness of the HAS AML Program.

          (iii) Dividend Disbursing. HAS will serve as the Trust's dividend disbursing agent. HAS will prepare and mail checks, place wire transfers of credit income and capital gain payments to shareholders. The Trust will advise HAS in advance of the declaration of any dividend or distribution by a Portfolio and the record and payable date thereof. HAS will, on or before the payment date of any such dividend or distribution, notify a Portfolio's Custodian of the estimated amount required to pay any portion of such dividend or distribution payable in cash, and on or before the payment date of such distribution, the Trust will instruct its Custodian to make available to HAS sufficient funds for the cash amount to be paid out. If a shareholder is entitled to receive additional shares by virtue of any such distribution or dividend, appropriate credits will be made to each shareholder's account and/or certificates delivered where requested. A shareholder not receiving certificates will receive a confirmation from HAS indicating the number of shares credited to his/her account.

         (b)   HAS will also:

          (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of HAS or a corporate affiliate of HAS);

          (ii) provide or otherwise obtain personnel sufficient, in HAS' sole discretion, for provision of the services contemplated herein;

          (iii) furnish equipment and other materials, which HAS, in its sole discretion, believes are necessary or desirable for provision of the services contemplated herein; and

          (iv) keep records relating to the services provided hereunder in such form and manner as set forth on (or required by policies described in) Exhibits B, C, D and as HAS, in its sole discretion, may otherwise deem appropriate or advisable, all in accordance with the 1940 Act. To the extent required by Section 31 of the 1940 Act and the rules thereunder, HAS agrees that all such records prepared or maintained by HAS relating to the services provided hereunder are the property of the Trust and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Trust's expense, and made available to the SEC staff for inspection in accordance with such Section and rules. HAS further agrees to (i) provided access to such books and records at all times to the Trust and its authorized persons during HAS normal business hours, and (ii) surrender promptly to the Trust upon its request those records and documents, or copies of the same, created and maintained by HAS pursuant to this Agreement.

          (v) provide to the Trust such certifications and sub-certifications, in the form reasonably agreed to by the Trust and HAS, with respect to Form N-Q, Form N-CSR, compliance policies and procedures under Rule 38a-1 under the 1940 Act, as amended, and such other matters that may be reasonably requested by the Trust or the Trust's Chief Compliance Officer from time to time. In addition, HAS will, from time to time, provide copies of all SAS 70 Reports relevant to the services provided under this Agreement as well as a written assessment of its compliance program in conformity with current industry standards that is reasonably acceptable to enable the Trust to fulfill its obligations under Rule 38a-1 of the 1940 Act.

          (vi) HAS shall cooperate with the Trust's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Trust.

          (vii) HAS shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, HAS shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions. HAS shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by HAS's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

         SECTION 6.       Fees: Expenses: Expense Reimbursement.

      (a) As compensation for the services rendered to the Trust pursuant to this Agreement the Trust shall pay HAS on a monthly basis those fees determined as set forth on Exhibit C to this Agreement. The fees set forth on Exhibit C may be adjusted from time to time by agreement of the parties. Upon any termination of this Agreement before the end of any month, the fees for the part of the month before such termination shall be pro rated to the date of termination of this Agreement.

      (b) For the purpose of determining fees calculated as a function of a Portfolio's net assets, the value of the Portfolio's net assets shall be computed as required by its currently effective Prospectus, generally accepted accounting principles and resolutions of the Board.

      (c) HAS will from time to time employ or associate with such person or persons as may be appropriate to assist HAS in the performance of this Agreement. Except as otherwise expressly provided in this Agreement, the compensation of such person or persons for such employment shall be paid by HAS and no obligation will be incurred by or on behalf of the Trust in such respect. If any such person or persons are employed or designated as officers by both HAS and the Trust, HAS shall be responsible for the compensation of such person (including travel and other expenses) in their capacity as an employee or officer of HAS, and the Trust shall be responsible for the compensation of such person (including travel and other expenses) in their capacity as an employee or officer of the Trust. If HAS gives permission to one or more of its employees or officers to act as an employee, officer or other agent of the Trust, HAS shall not be responsible for any action or omission of any such person(s) while such person is rendering or deemed to be rendering services to the Trust or acting on business of the Trust.

      (d) HAS will bear all of its own expenses incurred by reason of its performance of the services required under this Agreement, except as otherwise expressly provided in this Agreement. The Trust agrees to promptly reimburse HAS for any equipment and supplies specially ordered by or for the Trust through HAS and for any other expenses not contemplated by this Agreement that HAS may reasonably incur on the Trust's behalf, at the Trust's request or as consented to by the Trust. Such other expenses to be incurred in the operation of the Trust and to be borne by the Trust, include, but are not limited to: taxes; interest; brokerage fees and commissions; salaries and fees of officers and directors who are not officers, directors, shareholders or employees of HAS or HAS' affiliates; SEC and state Blue Sky registration and qualification fees, levies, fines and other charges; advisory fees; Trust chief compliance officer expenses; charges and expenses of custodians; insurance premiums including fidelity bond premiums, errors and omissions and directors and officers premiums; auditing and legal expenses; costs of maintenance of corporate existence; expenses of typesetting and printing of prospectuses and for distribution to current shareholders of the Trust; expenses of printing and production costs of shareholders' reports and proxy statements and materials; costs and expenses of Trust stationery and forms; costs and expenses of special telephone and data lines and devices; costs associated with corporate, shareholder and Board meetings; and any extraordinary expenses and other customary mutual fund expenses. In addition, HAS may utilize one or more independent pricing services to obtain securities prices and to act as backup to the primary pricing services, in connection with determining the net asset values of the Portfolios, and the Trust will be charged according to the Trust's share of the cost of such services based upon the actual usage, or a pro-rata estimate of the usage, of the services. The parties acknowledge that the Trust may contract with its own pricing service and cause such information to be timely provided to HAS, and is under no obligation to avail itself of the service(s) contracted by HAS. The Trust retains sole responsibility for the pricing of securities that are not actively traded, and shall similarly be responsible for the valuation of odd lot securities (including bonds). To the extent HAS shall render assistance in good faith valuation of a security held by a Portfolio, the Trust shall bear HAS' costs and pay HAS for its assistance at its normal hourly rate then in effect.

      (e) The Trust may request additional services, additional processing or special reports. Additional services, including third party services, generally will be charged at HAS' standard rates or at such other rate as agreed by the parties. The parties acknowledge that the Trust is under no obligation to avail itself of third party services through HAS, and is free to choose its own service provider, so long as such choice does not cause additional work on HAS' part.

      (f) All fees, out-of-pocket expenses or additional charges of HAS shall be billed on a monthly basis and shall be due and payable upon receipt of the invoice. No fees, out-of-pocket expenses or other charges set forth in this Agreement shall be subject to set-off.

      HAS will render, after the close of each month in which services have been furnished, a statement reflecting the charges for such month. Charges remaining unpaid after thirty (30) days shall bear interest at the rate of 1.5% per month, and all costs and expenses of effecting collection of any such charges and interest, including reasonable attorney's fees, shall be paid by the Trust to HAS.

      In the event that the Trust is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which are contested in good faith by the Trust as provided below), this Agreement may be terminated upon thirty (30) days' written notice to the Trust by HAS. The Trust must notify HAS in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts, and the notice shall contain a description of the grounds for the objection sufficient to permit an investigation and determination of its accuracy. Amounts contested in good faith in writing within such 30-day period are not due and payable while they are being investigated; uncontested amounts remain due and payable.

         SECTION 7.       Proprietary and Confidential Information.

      (a) Each party shall keep confidential any information relating to the other party's business ("Confidential Information"). Confidential Information shall include:

            (i) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Trust or HAS, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

            (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Trust or HAS a competitive advantage over its competitors;

            (iii) all   confidential  or  proprietary  concepts,  documentation,
                  reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and

            (iv)  anything designated as confidential.

      (b) Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if:

            (i)   release  of  such  information  is  necessary  or desirable in
                  connection   with  HAS's  provision  of  services  under  this
                  Agreement;

            (ii) it is already known to the receiving party at the time it is obtained;

            (iii) it  is  or  becomes  publicly  known  or  available through no wrongful act of the receiving party;

            (iv) it is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality;

            (v) it is released by the protected party to a third party without restriction;

            (vi) it is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted);

            (vii) it  is relevant to the defense of any claim or cause of action asserted against the receiving party; or

            (viii) it  has been or is independently developed or obtained by the receiving party.

      (c) HAS may, from time to time, maintain or otherwise possess "consumer report information" in connection with the provision of services under this agreement, and HAS may, from time to time, dispose of such "consumer report information" in connection with the provision of services under this agreement. To the extent that HAS disposes of "consumer report information," HAS shall properly dispose of the information by taking reasonable measures to protect against unauthorized access to or use of the information in connection with its disposal, in accordance with the requirements of Regulation S-P. The term "consumer report information", as used in this paragraph, shall have the same meaning as in Rule 30 under Regulation S-P.

      (d) HAS acknowledges and agrees that in connection with its services under this Agreement it receives non-public confidential portfolio holdings information ("Holdings Information") with respect to each Portfolio. HAS agrees that, subject to the foregoing provisions of and the exceptions set forth in this Section 7 (other than the exception set forth above in this Section 7 as sub-item (a), which exception set forth in sub-item (a) shall not be applicable to each Portfolio's Holdings Information), HAS will keep confidential each Portfolio's Holdings Information and will not disclose each Portfolio's Holdings Information other than pursuant to a written instruction from the Trust (which written instruction may be a standing written instruction); provided that without the need for such a written instruction and notwithstanding any other provision of this Section 7 to the contrary, each Portfolio's Holdings Information may be disclosed to third party pricing services which are engaged by HAS or the Trust in connection with the provision of services under this Agreement and which shall be subject to a duty of confidentiality with respect to such Holdings Information.

      SECTION 8. Duties, Responsibilities and Limitations of Liability.

      (a) The parties agree that this Agreement is a contract for services, and HAS accepts the duties imposed upon it by this Agreement. HAS shall be liable to the Trust in accordance with the laws of the State of [Illinois or New York] for any breach by HAS of the duties imposed upon it by this Agreement.

      (b) In performing its services hereunder, HAS and its officers, directors, partners, employees, shareholders or agents (collectively, together with HAS, the "HAS Parties") shall be entitled to rely on any oral or written instructions, advice, notices or other communications, information, records and documents (collectively, "Trust Information") from any officers of the Trust and any other person duly authorized by the Board to give instructions on behalf of the Trust (the "Trust Representatives"), which HAS reasonably believes to be genuine, valid and authorized. A Trust Representative's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto. HAS also shall be entitled to consult with and rely on the advice and opinions of the Trust's auditor and of outside legal counsel retained by the Trust, as may be determined jointly by the Trust and HAS to be reasonably necessary or appropriate, in each case at the expense of the Trust. For all purposes of this Agreement, any person who is an officer, director, partner, employee or agent of a HAS Party, and who is also an officer, director, partner, employee or agent of the Trust, shall be deemed when rendering services to the Trust or acting on any business of the Trust to be acting solely in such person's capacity as an officer, director, partner, employee or agent of the Trust, and shall be deemed when rendering services in fulfillment of HAS' duties hereunder to be acting solely in such person's capacity as an officer, director, partner, employee or agent of HAS.

      (c) Notwithstanding any other provision of this Agreement, the Trust, solely on behalf of and out of the assets of the applicable Portfolio(s), agrees to defend, indemnify and hold HAS and the other HAS Parties harmless from all demands, claims, causes or other actions or proceedings of any nature or kind whatsoever (collectively, "Claims"), expenses, liabilities, debts, costs, losses, reasonable attorneys' fees and expenses, payments, and damages of every nature or kind whatsoever (collectively, "Damages") arising directly or indirectly out of or in connection with:

                  (i) the provision of Trust Information to any HAS Parties by or on behalf of the Trust Representatives and the reasonable reliance on or use by the HAS Parties of Trust Information which is furnished to any of the HAS Parties by or on behalf of any of the Trust Representatives, including the reasonable reliance by HAS upon the historical accounting records and other records of the Trust;

                  (ii) any delays, inaccuracies, errors or omissions in or arising out of or attributable to Trust Information which is furnished to any of the HAS Parties by or on behalf of any of the Trust Representatives or to the untimely provision to HAS of such Trust Information;

                  (iii) the taping or other form of recording of telephone conversations or other forms of electronic communications with investors and shareholders (or brokers or advisors acting on behalf of investors or shareholders), or reasonable reliance by HAS on telephone or other electronic instructions of any person acting on behalf of a shareholder or shareholder account for which telephone or other electronic services have been authorized;

                  (iv) the reasonable reliance on or the carrying out by HAS or its officers or agents of any instructions reasonably believed to be duly authorized, or requests of the Trust;

                  (v) any delays, inaccuracy, errors or omissions in or arising out of or attributable to data or information provided to HAS by data and/or pricing services or any other third party services, including but not limited to escheatment and lost account services, and/or the selection of any service provider, regardless of whether the Trust hires such services itself or instead chooses to utilize the service through HAS;

                  (vi)  the offer or sale of shares by the Trust in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state or other instrumentality, or in violation of any stop order or other determination or ruling by any federal agency or any state agency with respect to the offer or sale of such shares in such state or instrumentality (1) resulting from activities, actions or omissions by Trust Representatives, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Trust Representatives prior to the earlier of (x) the effective date of this Agreement and (y) the effective date of an agreement between the parties hereto with respect to the subject matter hereof that was in effect prior to the effective date of this Agreement;

                  (vii)   the   noncompliance   by  the  Trust,  its  investment
            advisor(s) and/or its distributor with applicable securities, tax, commodities and other laws, rules and regulations; and

                  (viii) any Claim asserted by any current or former shareholder of the Trust, or on such shareholder's behalf or derivatively by any representative, estate, heir or legatee, agent or other person, in connection with the holding, purchase or sale of shares of the Trust.

      (d) Neither HAS nor any HAS Parties shall be indemnified against or held harmless from any Claims or Damages arising directly or indirectly out of HAS' or HAS Parties' own willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder.

      (e) HAS agrees to indemnify and hold harmless the Trust, the Trust Representatives, its Trustees, officers, employees and agents, from and against any and all Claims or Damages to which the Trust, its Trustees, officers, employees and agents, may become liable arising directly or indirectly out of HAS' or HAS Parties' own willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of its obligations and duties as set forth in this Agreement.

      (f) If a claim is made against any party to this Agreement as to which that party may seek indemnity under this Section 8 from the other party, the party seeking indemnification shall notify the other party promptly after receipt of any written assertion of such claim threatening to institute an action or proceeding or service of summons or other legal process. Failure to notify a party promptly of a claim for indemnification will relieve the party from whom indemnification is sought from any liability which it may have on account of the indemnity provisions set forth under this Section 8 unless the party seeking indemnification can demonstrate to the reasonable satisfaction of the other party that such party has not been prejudiced in any material respect by such failure to so notify.

      (g) The parties to this Agreement will cooperate in the control of the defense of any action, suit or proceeding in which a party is involved and for which indemnity is being provided by the other party. Any party from whom indemnification is sought may negotiate the settlement of any action, suit or proceeding subject to the other party's approval, which approval will not be unreasonably withheld. The party seeking indemnification reserves the right, but not the obligation, to participate in the defense or settlement of a claim, action or proceeding with its own counsel. Costs or expenses incurred by a party to whom indemnification is being provided in connection with, or as a result of such participation, will be borne solely by the indemnifying party unless:

      o the party seeking indemnification has received an opinion of counsel from counsel to either party stating that the use of common counsel would present an impermissible conflict of interest;

      o the defendants in, or targets of, any such action or proceeding include both HAS and the Trust, and legal counsel to either party has reasonably concluded that there are legal defenses available to a party which are different from or additional to those available to the other party or which may be adverse to or inconsistent with defenses available to a party; or

      o the party from whom indemnification is sought authorizes the other party to employ separate counsel at the expense of the indemnifying party.

      (h) Each of the HAS Parties, on the one hand, and the Trust, on the other hand, shall have the duty to mitigate Damages for which the other party may become responsible at law and/or in connection with this Agreement. This duty shall include giving such other party every reasonable opportunity to correct or ameliorate any error or other circumstance that caused, resulted in or increased such Damages, and every reasonable opportunity to assist in such mitigation. The parties acknowledge that the proper accounting, tax or other treatment of an event or matter can be susceptible to differing opinions among reputable practitioners of appropriate expertise, both as to events and transactions that are complete and as to the most efficient remediation of events and transactions that have resulted or may result in Damages. It is the intention of the parties that events and transactions be treated and reported in a legitimate manner that gives rise to the smallest amount of Damages, and that any remediation or corrective action selected be that which gives rise to the smallest amount of Damages

      (i) NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT.

      (j) It is expressly acknowledged and agreed that the obligations of the Trust (and Portfolios thereof) hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees or agents of the Trust (and Portfolios thereof), personally, but shall bind only the trust property of the Trust and the applicable Portfolio, as provided in the Trust's Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust and the applicable Portfolio as provided in the Trust's Declaration of Trust.

      (k) Except for remedies that cannot be waived as a matter of law and injunctive relief, the remedies provided in this Section 8 shall be each party's sole and exclusive remedies for Claims and Damages that arise directly or indirectly in connection with this Agreement, or directly or indirectly out of either party's actions (or failure to act) in connection with this Agreement.

      The terms of this Section 8 will survive the termination of this Agreement.

      SECTION 9. Term. This Agreement shall become effective on the date first herein above written, and shall continue in effect until June 12, 2012, unless terminated with respect to a Portfolio or all Portfolios by HAS as set forth in
Section 6(f). This Agreement will automatically renew for additional 1 year terms, unless terminated with respect to a Portfolio or all Portfolios by either party upon written notice given at least 90 days prior to the expiration of the then current term. The fees set forth in Exhibit C shall remain in effect during the initial term of this Agreement, unless modified in writing by mutual agreement of the parties. Such fees shall be with respect to the services described herein only, and any additional services to be provided by HAS, either as a result of new regulations or requirements, or at the request of the Trust, will be subject to additional fees, as set forth in Section 6(e) of this Agreement. HAS reserves the right to modify the fees payable by the Trust under this Agreement for any renewal term by providing to the Trust a revised Exhibit C at least 120 days prior to the expiration of the then current term. Upon agreement to such fee modification by the Trust, such revised Exhibit C shall be effective at the beginning of the subsequent term of the Agreement, and shall remain in effect during such term, unless modified as described above.

      If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

      On the date of termination, the Trust, on behalf of the applicable Portfolio, such Portfolio shall pay to HAS all fees, compensation and other charges as shall be accrued or due (or would accrue and become due) under the terms of this Agreement through the termination date of the Agreement.

      On the date of termination, the Trust, on behalf of the applicable Portfolio, agrees to pay, in addition to the amounts described above, reasonable fees and expenses incurred by HAS in converting the Portfolio to a new service provider or terminating the Portfolio. Such fees shall include compensation for time spent by personnel of HAS, and shall include but not be limited to, retrieving, compiling, and moving books, records and materials of the Portfolio to the Trust or the successor mutual fund service provider, conversion tape set-up fees, test conversion preparation and processing fees and final conversion fees, the closing of HAS' records (and/or providing services related to the Portfolio's liquidation or other transaction), and other services related to termination of HAS' services. Such termination/conversion fees and expenses and payment terms shall be mutually agreed upon in writing before HAS commences its termination/conversion services.

      HAS agrees upon termination of this Agreement:

      (a) to deliver to the Trust on behalf of the Portfolio or to the Portfolio's successor mutual fund service provider(s), computer media containing the Portfolio's accounts and records together with such record layouts and additional information as may reasonably be necessary to enable the successor mutual fund service provider(s) to utilize the information therein;

      (b) to reasonably cooperate with the successor mutual fund service provider(s) in the interpretation of the Portfolio's account and records;

      (c) to forward all shareholder calls, mail and correspondence to the new mutual fund service provider(s) upon de-conversion; and

      (d) to act in good faith to make the conversion or termination as smooth as possible for the successor mutual fund service provider(s) and the Trust.

      SECTION 10. Notices. Any notice required or permitted hereunder shall be in writing and shall be deemed to have been given and effective when delivered in person or by certified mail, return receipt requested, at the following address (or such other address as a party may specify by notice to the other):

         (a)   If to the Trust, to:

                          First Trust Series Fund
                          120 East Liberty Drive, Suite 400
                          Wheaton, Illinois 60187
                          Attention:  General Counsel
                          Fax: (630) 517-7437

         (b)   If to HAS, to:

                          HAS Fund Services, Inc.
                          2960 North Meridian Street
                          Suite 300
                          Indianapolis, Indiana 46208
                          Attention:  President
                          Fax: (317) 937-3014

      Notice also shall be deemed given and effective upon receipt by any party or other person at the preceding address (or such other address as a party may specify by notice to the other) if sent by regular mail, private messenger, courier service, telex, facsimile, or otherwise, if such notice bears on its first page in 14 point (or larger) bold type the heading "Notice Pursuant to Mutual Fund Services Agreement."

      SECTION 11. Assignment; Nonsolicitation; and Other Contracts. This Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may, in its sole discretion and upon notice to the other party, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary, or to the purchaser of substantially all of its business. HAS may, in its sole discretion, engage subcontractors to perform any of its duties contained in this Agreement, provided that HAS shall remain responsible to the Trust for all such delegated duties in accordance with the terms and conditions of this Agreement, in the same manner and to the same extent as if HAS were providing such services itself. The Trust shall not require or expect HAS to enter into any agreements for the Trust's direct or indirect benefit, including any sales, servicing or other similar agreements that expose HAS to any liability that is greater than the liability it is undertaking in this Agreement.

      SECTION 12. Intended Beneficiaries. This Agreement shall be binding upon the Trust, HAS and their respective successors and assigns, and shall inure to the benefit of the Trust, HAS, the HAS Parties, their respective heirs, successors and assigns. Nothing herein expressed or implied is intended to confer upon any person not named or described in the preceding sentence any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      SECTION 13. Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

      SECTION 14. Force Majeure. Neither party shall be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, acts of God, earthquake, fires, floods, failure or fluctuations in electrical power, wars, acts of terrorism, acts of civil or military authorities, governmental actions, nonperformance by a third party or any similar cause beyond the reasonable control of either party, failures or fluctuations in telecommunications or other equipment, nor shall any such failure or delay give the Trust the right to terminate this Agreement.

      SECTION 15. Use of Name. The Trust and HAS agree not to use the other's name nor the names of such other's affiliates, designees, or assignees in any prospectus, sales literature, or other printed material written in a manner not previously, expressly approved in writing by the other or such other's affiliates, designees, or assignees except where required by the SEC or any state agency responsible for securities regulation.

      SECTION 16. Amendments. This Agreement may be modified or amended from time to time by mutual written agreement between the parties. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

      SECTION 17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law to any person or circumstance, such provision shall be ineffective only to the extent of such prohibition or invalidity. In the event that any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect or to any extent, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application of such invalid provision shall not in any way be affected or impaired thereby.

      SECTION 18. Headings; Pronouns; Certain Phrases; Rules of Construction. The headings in the sections and subsections of this Agreement are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties. Wherever used in this Agreement, masculine, feminine and neuter pronouns shall be deemed to include the other genders. Singular pronouns and nouns (including defined terms) shall be deemed to include the plural (and vice versa) as the context may require, but shall have no effect upon the nature of a party's liability as joint or several. The Exhibits to this Agreement are hereby incorporated by reference as if fully set forth in this Agreement. Wherever used in this Agreement, the phrase "in connection with" shall be given the broadest possible interpretation, and shall include matters (without limitation) that are in whole or part caused by, relate to, arise out of, are attributable to, or would not have occurred in the absence of circumstances created by, the referent or object of such phrase. Each party acknowledges that it was represented by legal counsel in connection with the review and execution of this Agreement, or that it had an adequate opportunity to engage counsel for such review and chose not to do so. The sole duties that HAS is accepting in return for the fees and other remuneration hereunder are expressly set forth herein. No exoneration of liability for a duty or other indemnification or limitation shall be construed, by negative implication or otherwise, to imply the existence of any duty. For example and without limitation, indemnification of HAS for a failure of an investment advisor to timely deliver trade tickets (or failure of any other third party to timely deliver accurate Trust Information) shall not be construed to imply that HAS has a duty to supervise such service provider or prevent a recurrence of such failure.

      SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      SECTION 20. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

      SECTION 21. The Trust and HAS agree that the obligations of the Trust and each Portfolio under the Agreement shall not be binding upon any of the Board, Shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust individually, but are binding only upon the assets and property of the Trust (or applicable Portfolio thereof), as provided in the Trust's Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Board of the Trust, and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Board members nor such execution and delivery by such officer shall be deemed to have been made by any of them or any Shareholder of the Trust individually or to impose any liability on any of them or any Shareholder of the Trust personally, but shall bind only the assets and property of the Trust (or applicable Portfolio thereof), as provided in the Trust's Declaration of Trust.

      SECTION 22. Entire Agreement; Survival; Governing Law. This Agreement, the Exhibits hereto and any subsequent amendments of the foregoing embody the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior negotiations and agreements between the parties relating to the subject matter hereof. The provisions of Sections 6 through 21, inclusive, shall survive any termination of this Agreement. This Agreement shall be governed by and construed and interpreted according to the internal laws of the State of Delaware, without reference to conflict of law principles.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Mutual Fund Services Agreement to be signed by their respective duly authorized officers as of the day and year first above written.



         FIRST TRUST SERIES FUND


         By:     /s/ James A. Bowen                          Date   10/22/1010
               ____________________________________________       ______________

         Print Name:   James A. Bowen
                     ______________________________________

         Title:       President
                ___________________________________________

         Attest:   /s/ Erin Chapman
                 __________________________________________


         HUNTINGTON ASSET SERVICES, INC.


         By:    /s/ Melissa K. Gallagher                    Date  10/14/1010
             ____________________________________________       ______________

         Print Name:   Melissa K. Gallagher
                     ______________________________________

         Title:    Sr. Vice President
                ______________________________________


         By:                                               Date
             ______________________________________              ______________

         Print Name:
                     ______________________________________

         Title:
                ______________________________________

         Attest:
                 ______________________________________

                                   EXHIBIT A
                                       to
                         Mutual Fund Services Agreement

                               LIST OF PORTFOLIOS

     1.  First Trust Preferred Securities and Income Fund

     2.  First Trust/Confluence Small Cap Value Fund

                                   EXHIBIT B
                                       to
                         Mutual Fund Services Agreement

                GENERAL DESCRIPTION OF TRANSFER AGENCY SERVICES

The following is a general description of the transfer agency services HAS shall provide.

      o     Provide   a  recordkeeping  system  that  supports  front-end  load, back-end load (CDSC), no-load and redemption fee funds.

      o Provide asset allocation functionality including rebalancing of shareholder accounts.

      o     Establish  and maintain shareholder accounts and records, including,
            but   not   limited   to,   address,   dividend   option,   taxpayer
            identification numbers and wire instructions.

      o Process shareholder transactions (purchase, redemption and exchange orders), received in good form and in accordance with the Trust's prospectus.

      o Process transfers of shares, received in good form, in accordance with shareholder instructions.

      o     Execute   transactions   directly  with  broker-dealers,  investment
            advisers and other institutions acting on behalf of investors as authorized by the Distributor.

      o Prepare and certify shareholder lists in conjunction with proxy solicitations.

      o Calculate amounts due under 12b-1 and/or service plans and provide reports.

      o Issue confirmations in compliance with Rule 10b-10 under the Securities Exchange Act of 1934, as amended (the "1934 Act").

      o Issue monthly, quarterly or annual statements as agreed upon with the Trust.

      o File IRS forms 1099, 5498, and 1042-S with shareholders and/or the IRS. File IRS forms 1042 and 945 with the IRS. The 1042 and 945 filings are made by HAS on behalf of the Fund only if HAS has the authority and means to access the Trust bank accounts to facilitate the required payments to the IRS.

      o Perform such services as are required to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules").

      o Record the issuance of shares and maintain pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of shares of each Portfolio which are authorized, based upon data provided to it by the Trust, and issued and outstanding.

      o Process and transmit payments for dividends and distributions declared by each Trust for each Portfolio, after deducting any amount required to be withheld by any applicable laws, rules and regulations and in accordance with shareholder instructions.

      o Provide access to NSCC's Fund/SERV and Networking. Additional functionality may be available and supported as an optional service.

      o Provide a Blue Sky system that will enable the Trust to monitor the total number of shares of each Portfolio sold in each state. In addition, the Trust or its agent, including HAS, shall identify to HAS in writing those transactions and assets to be treated as exempt from the blue Sky reporting for each state. The responsibility of HAS for each Portfolio's Blue Sky state registration status is solely limited to the initial compliance by the Trust for each Portfolio and the reporting of such transactions to the Trust or its agent.

      o Answer correspondence from shareholders, broker-dealers, and others relating to the Portfolios and such other correspondence as may from time to time be mutually agreed upon.

      o Establish procedures and controls designed to mitigate risk to the Trust which are compliant with applicable SEC regulations. HAS reserves the right to implement policies not governed by SEC regulation or the Trust's prospectus.

                                   EXHIBIT C
                                       to
                         Mutual Fund Services Agreement

                          TRANSFER AGENCY FEE SCHEDULE

ADDITIONAL SERVICES NOT CONTEMPLATED IN THIS SCHEDULE WILL BE NEGOTIATED ON A
CASE-BY-CASE BASIS.

I FEES (AS DEFINED IN THE GENERAL DESCRIPTION OF TRANSFER AGENCY SERVICES)[1][2]
--------------------------------------------------------------------------------
     ANNUAL PER ACCOUNT FEES:
     o  Direct Accounts                     -  $20 per year for the first 5,000
                                               shareholder accounts per fund;
                                               $18 thereafter

     o  NSCC Accounts                       -  $15 per year for the first 5,000
                                               shareholder accounts per fund;
                                               $14 thereafter

     o  Closed Accounts                     -  $ 4 per year

   ANNUAL PER ACCOUNT FEES ARE SUBJECT TO AN ANNUAL MINIMUM OF $20,000 PER
   PORTFOLIO. EACH ADDITIONAL SHARE CLASS OF AN EXISTING PORTFOLIO IS SUBJECT TO
   AN ANNUAL MINIMUM OF $7,500.

   [1] Fees do not include out-of-pocket expenses which include but are not limited to: fulfillment services, form design and printing, statement and confirmation production, tax form production and mailing, paper and envelope design and printing, postage and handling, shipping, bank fees, NSCC charges, record storage, telephone charges, DST FanMail/VISION, regulatory filing fees and all other expenses incurred on behalf of the Trust and its individual portfolios. Additional services and/or fees not contemplated in this schedule will be negotiated on a per occurrence basis.

    [2] Annual minimum fees are subject to a cost of living adjustment of 3% per year based on the prior year's annual minimum fee.

II ANTI-MONEY LAUNDERING - CUSTOMER IDENTIFICATION PROGRAM (PATRIOT ACT)
--------------------------------------------------------------------------------

     - New Account Service                   -  $4 per account
     - Annual OFAC Support                   -  $1.50 per active account
     - Research                              -  $150 per hour plus 3rd party
                                                research service fees
     - Suspicious Report Filing              -  $150 per report

III OTHER SERVICES
--------------------------------------------------------------------------------

     - Rule 22c2 support and monitoring                       -  $14,000 - includes two portfolios, plus
                                                              -  $0.10 per transaction over 2,000 per month
     - Fund/SERV, Networking, and/or CommSERV                 -  $600 per cusip per year
     - Physical Commission/12b-1 Check                        -  $10 per check
     - Offline Shareholder Research                           -  $50 per hour (1 hour minimum, billed to shareholder)
     - IRA Account Annual Maintenance                         -  $15 per account (billed to shareholders)
     - Compliance Mailings:                                   -  External Vendor - Pass through
       (semi-annual, annual reports, W-8/W-9, etc.)           -  Internal Mailing - $3.50 per item
     - Fulfillment (3rd Party Vendor)                         -  Pass through plus $1.00 per order
     - AD-HOC Report Generation                               -  $150 per report
     - Updates of Model Forms/Documents                       -  $50 per document
     - Customization of Forms/Documents                       -  $2,500 per document
     - CUSTOM PROGRAMMING OR DATA EXTRACTIONS:
       - Systems Staff                                        -  $150 per hour
       - Third Party Vendor                                   -  Quoted As Needed

IV REPRICING
--------------------------------------------------------------------------------

      There will be a $500.00 per day minimum fee/rerun charge when the nightly processing has to be repeated due to incorrect NAV or dividend information received from the Portfolio Pricing Agent due to incorrect or untimely information provided by an Advisor or its Agent.

                         INTERNET SERVICES FEE SCHEDULE

ADDITIONAL SERVICES NOT CONTEMPLATED IN THIS SCHEDULE WILL BE NEGOTIATED ON A
CASE-BY-CASE BASIS.

                                 MODEL WEBSITE

I    SETUP AND MAINTENANCE
-----------------------------------------------------------------
                                                       -  $5,000
-    Setup and Branding of Standard Pages              -  $2,500
-    Annual Site Maintenance [1]                       -  $600
-    Annual Site Hosting

[1]  Annual Maintenance includes quarterly updates of fact sheets, performance and holdings as well  as  the annual report, semi-annual report, prospectus and forms.


                               SHAREHOLDER ACCESS

I   SETUP AND MAINTENANCE
------------------------------------------------------------------
  - Setup and Branding of Standard Pages [2]          -  $7,500

  [2] Standard pages are branded to include the name of the Fund group and the Fund logo. Design and layout of the standard pages are subject to change.

II FEES
-----------------------------------------------------------------
  - Annual Shareholder Access - per site            -  $12,000
  - Clerical/Maintenance Transactions               -  $0.75 each
  - Financial Transactions                          -  $0.40 each
  - Inquiry                                         -  $0.05 each
  - New Accounts                                    -  $1.90 each

                                   E-DELIVERY
I    SETUP AND MAINTENANCE
-------------------------------------------------------------
   - Electronic Statement Setup                     -  $3,500

II FEES
-------------------------------------------------------------
  -  Electronic statement/confirmation creation,     -  $0.30 per statement, minimum $250 per statement cycle
     delivery,  tracking and retention
  -  Electronic delivery and tracking of material    -  $500 per instance, plus $0.30 per electronic delivery

                                   EXHIBIT D
                                       to
                         Mutual Fund Services Agreement

              GENERAL DESCRIPTION OF THE HAS AML PROGRAM SERVICES

The following is a general description of the HAS AML Program services HAS shall provide to the fund:

      o Customer Identification. Verify shareholder identity upon opening new accounts, consistent with the HAS AML Program, and perform such other checks and verifications as are specified in HAS' Customer Identification Program (which is a component of the HAS AML Program).

      o Purchase Transactions. HAS shall reject and return to sender any and all checks, deposits, and other deliveries of cash or property that do not comply with the HAS AML Program, subject to the provisions of any additional agreement between the Trust and HAS regarding special liability checks and other remittances.

      o Monitoring and Reporting. Monitoring shareholder transactions and identifying and reporting suspicious activities that are required to be so identified and reported, including suspicious activity reports or Form 8300 reports, and provide other reports of shareholder activity to the Securities and Exchange Commission, the U.S. Treasury Department, the Internal Revenue Service, and other appropriate authorities, in each case consistent with the HAS AML Program.

      o     Frozen   Accounts.   HAS   shall  place  holds  on  transactions  in
            shareholder accounts or freeze assets in shareholder accounts as provided for in the HAS AML Program.

      o Maintenance of Records. Maintain all records or other documentation related to shareholder accounts and transactions therein that are required to be prepared and maintained pursuant to the HAS AML Program, and make the same available for inspection by (1) the Trust's compliance officer, (2) any auditor of the Trust, (3) regulatory or law enforcement authorities, and (4) those other persons specified in the HAS AML Program.

      o Other Services. HAS shall apply all other policies and procedures of the HAS AML Program to the Trust.

      o Maintenance of the HAS AML Program. HAS shall maintain and modify the HAS AML Program from time to time to ensure that it remains reasonably designed to ensure compliance with the Applicable AML
            Laws. Upon request by the Trust, HAS shall make available its compliance personnel to the Trust and the Trust's counsel to discuss amendments to the HAS AML Program that the Trust or its counsel believes are necessary to keep such program in compliance with Applicable AML Laws. Changes to HAS' AML Program or special procedures may be implemented, at HAS' sole discretion, for an additional fee to be agreed upon. The Trust may cancel its participation in the HAS AML Program at any time, and no further fees to HAS in respect of such program shall accrue after the date of cancellation.

      o Quarterly Certification. On a quarterly basis during the term of this Agreement, HAS will certify to the Trust's Board of Trustees that it has implemented the HAS AML Program and that it will continue to perform the specific requirements of the HAS AML Program in accordance with the terms of this Agreement.